Exhibit 10.1

FIRST AMENDMENT TO THE
CONTANGO ORE, INC. AMENDED AND RESTATED
2010 EQUITY COMPENSATION PLAN

This First Amendment (the “Amendment”) to the Contango ORE, Inc. Amended and Restated 2010 Equity Compensation Plan, as adopted September 15, 2017, is made by Contango ORE, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

Witnesseth:

WHEREAS, on September 15, 2010, the Board (the “Board”) of Directors of the Company adopted the Contango ORE, Inc. Equity Compensation Plan, which was approved by stockholders on December 8, 2011;

WHEREAS, on September 15, 2017, the Board approved the Amended and Restated 2010 Equity Compensation Plan, which was approved by stockholders on November 14, 2017, to, among other things, (i) increase the number of shares of Company Stock that the Company may issue under the plan by 500,000 shares; (ii) extend the term of the Plan until September 15, 2027; and (iii) allow the Company to withhold shares of Company Stock to satisfy the Company’s tax withholding obligations with respect to grants paid in Company Stock;

WHEREAS, Section 17(a) of the Plan provides that the Board may amend the Plan at any time, provided that the Board shall obtain stockholder approval of any Plan amendment if required in order to comply with applicable laws;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Company Stock available for Grants under the Plan by 500,000 shares, subject to approval by the stockholders of the Company; and

WHEREAS, the Board has determined that the Amendment shall be made effective upon its approval by the stockholders of the Company.

NOW, THEREFORE, BE IT RESOLVED, the Plan shall be amended, subject to approval by the stockholders of the Company, as set forth below:

Section 5(a) of the Plan is hereby deleted and replaced in its entirety with the following:

The total aggregate number of shares of Company Stock that may be issued under the Plan is 2,000,000 shares, subject to adjustment as described in subsection (d) below. For the avoidance of doubt, the total aggregate number of shares of Company Stock that may be issued under the Plan includes the 1,000,000 shares initially issuable under the Plan, plus an additional 500,000 shares pursuant to the amendment and restatement of the Plan, plus an additional 500,000 shares.

RESOLVED FURTHER, that except as amended hereby, the Plan is specifically ratified and reaffirmed.